SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 22, 2005

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2005, Ryerson Tull, Inc. (the “Company”) entered into an amendment effective January 3, 2006 (the “Amendment No. 1”) to its $1.1 billion revolving credit facility agreement dated January 4, 2005 (the “Credit Facility”). Amendment No. 1:

1)	extended the termination date of the Credit Facility for an additional year to January 4, 2011;

2)	reduced interest rates and fees on the Credit Facility as discussed below;

3)	re-allocated $25 million of Canadian revolving credit limits to the U.S. revolving credit limits, total limits remain the same at $1.1 billion;

4)	increased the advance rate for Eligible Inventory from 60% to 65%;

5)	increased the limitation on aggregate acquisitions during the term of the agreement from $200 million to $500 million;

6)	increased permitted stock repurchases from an aggregate of $100 million to an aggregate of $200 million;

7)	permits new subordinated debt issuance of up to $250 million; and increased permitted debt assumed in acquisitions from $30 million to $100 million;

8)	increased the amount of restricted investments from an aggregate of $50 million to an aggregate of $100 million;

9)	eliminated the availability blocks related to the $100 million maturity of the 2006 Notes;

10)	reduced the required fixed charge coverage covenant from 1.2 times to 1.15 times, the fixed charge coverage test is applicable only when revolving credit facility availability is less than $150 million ;

11)	eliminated the Stock Pledge Requirement of the Company’s subsidiary stock;

12)	eliminated restrictions on take or pay contracts; and

13)	made other technical changes to reduce administrative time and costs.

Upon effectiveness of Amendment No. 1, amounts outstanding under the Credit Facility bear interest, at the Company’s option, at a rate determined by reference to the base rate (the greater of the Federal Funds Rate plus 0.50% and JPMorgan Chase Bank’s prime rate) or a LIBOR rate or, for the Company’s Canadian subsidiaries that are borrowers, a rate determined by reference to the Canadian base rate (the greater of the Federal Funds Rate plus 0.50% and JP Morgan Chase Bank’s Toronto Branch’s reference rate for Canadian Dollar loans in Canada), the prime rate (the greater of the Canadian Dollar bankers’ acceptance rate plus 0.50% and JP Morgan Chase Bank’s Toronto Branch’s reference rate for Canadian Dollar loans in Canada) or an “acceptance fee” rate payable upon the sale of a bankers’ acceptance. The spread over the base rate is between 0.0% and 0.75% and the spread over the LIBOR rate and for bankers’ acceptances is between 1.00% and 1.75%, depending on the amount available to be borrowed. In addition to paying interest on outstanding principal, the Company (and certain of its subsidiaries that also are permitted to borrow under the facility) is required to pay a commitment fee is between 0.20% to 0.375% of the daily average unused portion of the committed loans under the Credit Facility (i.e., the difference between the commitment amount and the daily average balance of loans plus letter of credit liabilities).

Amendment No. 1 is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) Exhibit – The Exhibit index included herewith is incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: December 22, 2005	/s/ Terence R. Rogers
	By:	Terence R. Rogers
	Its:	Vice President - Finance
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 dated as of December 22, 2005, to the Amended and Restated Credit Agreement dated as of January 4, 2005 among Ryerson Tull, Inc., Joseph T. Ryerson & Son, Inc., J. M. Tull Metals Company, Inc., Integris Metals, Inc., Integris Metals Ltd., and Ryerson Tull Canada, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, Collateral Agent and Swingline Lender, JPMorgan Chase Bank, National Association Toronto Branch, as Canadian Administrative Agent, General Electric Capital Corporation, as Syndication Agent and Co-Collateral Agent, and Bank of America, N.A. (successor to Fleet Capital Corporation), as Documentation Agent.